Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Telecom & Technology Reports Second Quarter 2007 Results
MCLEAN, Va., August 8, 2007 – Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a global Multi-Network Operator (“MNO”), today reported results for the second quarter ended June 30, 2007.
•	Revenue of $13.8 million grew 5.6 percent compared to second quarter 2006 non-GAAP combined revenue of $13.1 million

•	Gross margin increased to 31.2 percent, from a non-GAAP combined 30.7 percent gross margin in second quarter 2006

•	Operating loss of $2.3 million for the second quarter 2007 improved compared to the $3.1 million operating loss in the first quarter 2007

•	Adjusted EBITDA improved significantly over first quarter 2007 from a loss of $(0.6) million to a loss of $(0.05) million in the second quarter 2007

•	GTT completes post merger restructuring and creates one global operating company
In order to provide investors with useful comparative information regarding GTT’s results of operations for the periods presented, GTT is presenting (a) its results of operations prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the periods ended 2007 and (b) non-GAAP combined results of operations, for the periods ended 2006, derived from the arithmetic combination of the results of GTT and the two companies it acquired during the fourth quarter of 2006, Global Internetworking, Inc. (“GII”) and European Telecommunications & Technology Limited (“ETT”). For further information and explanation, please see “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information.”

“During the quarter, we completed our internal restructuring to create one global operating company,” said Richard D. Calder, Jr., president and CEO, GTT. “We have taken the necessary steps to lower our general and administrative cost structure and we made considerable progress toward our goal of becoming Adjusted EBITDA positive.”
Commenting on GTT’s operating results Mr. Calder said, “Our Adjusted EBITDA loss for the second quarter of $(0.05) million improved significantly over the first quarter 2007 Adjusted EBITDA loss of $(0.6) million. Our second quarter results reflected the initial general and administrative expense reductions from our first quarter restructuring efforts. During the second quarter we further reduced staff headcount and eliminated positions through the consolidation of operations. We have reduced overall headcount from 92 employees at the end of 2006 to 75 employees at the end of the second quarter 2007. With our restructuring efforts complete, we now have a more efficient and focused organization and expect to grow the business with positive Adjusted EBITDA.”
Continuing, Mr. Calder said, “We have adjusted our revenue outlook for 2007 following our mid-year results. In the first half of the year the majority of our efforts were focused on completing the integration of the company. Going forward, we will continue to increase our sales resources and expect that over a third of our employees will be quota bearing by year-end. In addition, we are expanding both our wholesale and enterprise initiatives via our direct sales force and through an expanded indirect channel strategy. We continue to see considerable opportunity in the market through growth in both the telecom sector and the ability to expand market share, and we expect accelerating growth for the remainder of 2007 and into 2008.”

Financial Highlights
Financial highlights from the three and six months ended June 30, 2007 include:
(in millions except per share amounts)

	Q2 2007	Q2 2006		YTD 2007	YTD 2006
Revenue	$13.8	$13.1	(a)	$27.4	$25.5	(a)
Adjusted EBITDA(b)	$(0.05)	$(0.01)		$(0.65)	$(0.34)
Operating loss	$(2.3)	$(0.1	)(a)	$(5.4)	$(0.5	)(a)
Net (loss) income	$(2.3)	$4.6	(c)	$(5.2)	$1.1	(c)
Net (loss) income per share	$(0.19)	$0.39	(c)	$(0.44)	$0.09	(c)

Note:	Prior to its acquisitions of GII and ETT in October 2006 (the “Acquisitions”), GTT had no material business or operations.

(a)	Reflects the arithmetic combination of the revenues of GTT, GII and ETT for the three month and six month period ended June 30, 2006. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information” for more information regarding the computation of these revenues. See the tables attached to this press release for more information regarding the revenues, computed under U.S. GAAP, of GTT, GII and ETT for this period.

(b)	See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

(c)	Net income for these periods resulted from interest income generated by the trust account established to hold the net proceeds of GTT’s initial public offering. Net income was affected by the non-cash impact of the gain in derivative value of the outstanding warrants during these periods.
Revenues for the three months ended June 30, 2007 were $13.8 million representing a 5.6 percent increase over non-GAAP combined revenue of $13.1 million during the second quarter of 2006. For the first six months of 2007 revenue grew 7.4 percent to $27.4 million compared to the first six months of 2006 non-GAAP combined revenue of $25.5 million. Revenue growth was driven by increased sales to both new and existing customers in the enterprise and carrier markets. This sales growth was offset by revenue loss associated with the expiration of several larger customer contracts during 2006. Revenue for the second quarter of 2007 also benefited from an increased average exchange rate for the U.S. Dollar to the British Pound Sterling of 1.99 as compared to an average exchange rate of 1.83 in the second quarter of 2006.

Gross margin of 31.2 percent for the second quarter of 2007 increased compared to the non-GAAP combined gross margin of 30.7 percent for the same period in the prior year. For the six month period ended June 30, 2007 gross margin increased slightly to 30.5 percent from 30.2 percent for the same 2006 period on a non-GAAP combined basis. Gross margins for 2007 benefited from favorable supplier cost management realized during the second quarter.
Sales, General and Administrative (“SG&A”) costs for the second quarter of 2007 were $4.4 million, a decrease of $0.4 million compared to the $4.8 million in the first quarter of 2007. The sequential decrease in spending reflected administrative headcount and related cost reductions initiated during the first quarter of 2007 as well as lower audit and legal fees. Compared to the $4.0 million of non-GAAP combined SG&A expense in the second quarter of 2006, SG&A for the second quarter of 2007 increased $0.4 million. The increase in SG&A resulted from increased public company costs following the completion of the Acquisitions, including $0.1 million in non-cash compensation, as well as the increased average exchange rate for the U.S. Dollar to the British Pound Sterling of 1.99 as compared to an average exchange rate of 1.83 in the second quarter of 2006. GTT also recorded a charge of $1.4 million in employee termination and non-recurring costs in the second quarter of 2007. These costs arose mainly from the Company’s separation agreement with several employees and include $0.4 million in non-cash compensation expense associated with accelerated vesting of restricted stock awards.
Adjusted EBITDA loss for the 2007 second quarter was $(0.05) million. Adjusted EBITDA improved by $0.55 million compared to the first quarter of 2007 reflecting the increase in revenue and gross margin for the second quarter 2007 as well as the improvement in SG&A expense.
2007 Forecast
Following the completion of the second quarter, GTT is revising its revenue guidance for the full year of 2007. Revenue growth for 2007 is expected to be 10 percent to 15 percent compared to non-GAAP combined 2006 revenue. In addition, GTT expects 2007 gross margins will be in the 28 to 30 percent range and Adjusted EBITDA will be positive for the second half of 2007.

Conference Call Information
GTT will discuss its results and guidance on its quarterly conference call scheduled for Thursday, August 9, 2007, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, interested parties may dial 800.310.6649 or +1.719.457.2693 and enter passcode 2129594. A simultaneous live Webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available beginning on Thursday, August 9, 2007, at approximately 11:00 a.m. ET and will be available through Friday, August 10, 2007. Interested parties can access the call replay by dialing 888.203.1112 or +1.719.457.0820 and using the passcode 2129594. In addition, a replay of the Webcast will be available on GTT’s Web site at www.gt-t.net.
About GTT
Formed in October 2006, following the acquisition by Mercator Partners Acquisition Corp. of Global Internetworking Inc and European Telecommunications & Technology Limited, Global Telecom & Technology, Inc. is a new type of service provider: a Multi-Network Operator.
As a Multi-Network Operator, GTT does not own the infrastructure upon which its services are provided. Instead, GTT designs solutions based on its customer’s requirements, using a combination of telecommunications networks and technologies. Unlike traditional network centric carriers, GTT provides best-of-breed solutions by procuring, integrating and managing components of these various networks on its customers’ behalf. GTT has taken the inherent advantages of the Multi-Network Operator approach to a new level through a combination of powerful network design and pricing tools; a global service footprint; a deep and broad set of strategic vendor relationships; and above all, an expert team committed to delivering outstanding end-to-end customer service. Headquartered in McLean, Virginia and with offices in London, Paris, Dusseldorf, and New York, GTT provides a global service footprint covering more than 50 countries, and it has more than 200 customers and in excess of 100 carrier partnerships around the world. For more information visit the GTT web site: http://www.gt-t.net

Forward-Looking Statements
Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and transactional activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause GTT’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s ability to execute with respect to growth plans and/or acquisition strategies; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; GTT’s ability to successfully complete the integration of its operating companies following the Acquisitions; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K filed in April 2007 and other annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.
GTT Media Contact:
JD Darby
+1.703.442.5530
jd.darby@gt-t.net
GTT Investor Contact:
Trish Drennan
+1.703.725.7625
tdrennan@gt-t.net

Global Telecom & Technology Second Quarter 2007 Financial Results
Condensed Consolidated Balance Sheet

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,711,830	$3,779,027
Designated cash	—	10,287,180
Accounts receivable, net	7,432,402	7,687,544
Income tax refund	89,606	417,110
Deferred contract costs	831,116	591,700
Prepaid expenses and other current assets	933,445	970,821

Total current assets	10,998,399	23,733,382

Property and equipment, net	884,923	890,263
Other assets	744,889	1,075,063
Intangible assets, subject to amortization	9,992,560	11,117,721
Goodwill	61,458,599	61,458,599

Total assets	$84,079,370	$98,275,028

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,292,958	$13,892,664
Accrued expenses and other current liabilities	3,603,832	2,333,178
Notes payable	6,120,334	6,519,167
Common stock, subject to possible conversion to cash	—	11,311,658
Unearned and deferred revenue	3,688,215	2,930,639
Regulatory and sales tax payable	491,484	297,251
Income taxes payable	357,592	339,694
Derivative liabilities	—	8,435,050

Total current liabilities	26,554,415	46,059,301

Long-term obligations, less current maturities	4,000,000	4,000,000
Long-term deferred revenue	197,243	190,778
Deferred tax liability	3,819,171	4,231,762

Total liabilities	34,570,829	54,481,841

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized,11,920,084 and 11,011,932 shares (as of December 31, 2006 excluding 2,114,942 shares subject to possible conversion to cash) issued and outstanding, respectively	1,192	1,101
Additional paid-in capital	53,635,590	44,049,553
Accumulated deficit	(4,560,118)	(478,220)
Accumulated other comprehensive income	431,877	220,753

Total stockholders’ equity	49,508,541	43,793,187

Total liabilities and stockholders’ equity	$84,079,370	$98,275,028

GTT Second Quarter 2007 Financial Results — Page 1 of 5

Condensed Consolidated Statement of Operations

	For the three months ended		For the six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)		(Unaudited)
Revenue:
Telecommunications services provided	$13,814,852	$—	$27,397,027	$—

Operating expenses:
Cost of telecommunications services provided	9,507,175	—	19,036,974	—
Selling, general and administrative	4,448,172	104,156	9,230,358	421,675
Employee termination and non-recurring items	1,417,416	—	3,154,950	—
Depreciation and amortization	711,892	—	1,330,368	—

Total operating expenses	16,084,655	104,156	32,752,650	421,675

Operating loss	(2,269,803)	(104,156)	(5,355,623)	(421,675)

Other income (expense):
Interest income, net of expense	(196,206)	651,350	(282,151)	1,239,535
Other income, net of expense	6,401	—	10,583	—
Gain on derivative financial instruments	—	4,241,050	—	558,850

Total other income (expense)	(189,805)	4,892,400	(271,568)	1,798,385

Loss before income taxes	(2,459,608)	4,788,244	(5,627,191)	1,376,710
Provision for income taxes (benefit)	(196,393)	186,000	(394,693)	279,000

Net (loss) income	$(2,263,215)	$4,602,244	$(5,232,498)	$1,097,710

Net (loss) income per share:
Basic and diluted	$(0.19)	$0.39	$(0.44)	$0.09

Weighted average shares:
Basic and diluted	11,792,898	11,731,000	11,878,370	11,731,000

GTT Second Quarter 2007 Financial Results — Page 2 of 5

Second Quarter 2006 Non-GAAP Combined Financial Information and 2007 GAAP
Financial Information
(Unaudited)

	Historical	Historical	Historical
	Predecessor	Predecessor	Successor	Non-GAAP
	GII	ETT	Mercator	Combined	GTT
	three months	three months	three months	three months	three months
	ended	ended	ended	ended	ended
	June 30, 2006	June 30, 2006	June 30, 2006	June 30, 2006 (1)	June 30, 2007
Revenue
Telecommunications revenue provided	$4,691,481	$8,392,533	$—	$13,084,014	$13,814,852

Operating expenses
Cost of Telecommunications services provided	3,341,779	5,719,336	—	9,061,115	9,507,175
Selling, general & administration	1,313,848	2,616,875	104,156	4,034,879	4,448,172
Employee termination and non-recurring items	—	—	—	—	1,417,416
Depreciation and amortization	30,876	63,150	—	94,026	711,892

Operating income (loss)	$4,978	$(6,828)	$(104,156)	$(106,006)	$(2,269,803)

(1)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of GII for the quarter ended June 30, 2006, plus (b) the results of operations of ETT for the quarter ended June 30, 2006, plus (c) GTT’s results of operations for the quarter ended June 30, 2006.
Six Months Ended June 30, 2006 Non-GAAP Combined Financial Information and 2007 GAAP
Financial Information
(Unaudited)

	Historical	Historical	Historical
	Predecessor	Predecessor	Successor	Non-GAAP
	GII	ETT	Mercator	Combined	GTT
	six months	six months	six months	six months	six months
	ended	ended	ended	ended	ended
	June 30, 2006	June 30, 2006	June 30, 2006	June 30, 2006 (2)	June 30, 2007
Revenue
Telecommunications revenue provided	$9,069,773	$16,437,846	$—	$25,507,619	$27,397,027

Operating expenses
Cost of Telecommunications services provided	6,373,756	11,430,590	—	17,804,346	19,036,974
Selling, general & administration	2,708,290	4,913,762	421,675	8,043,727	9,230,358
Employee termination and non-recurring items	—	—	—	—	3,154,950
Depreciation and amortization	71,168	112,710	—	183,878	1,330,368

Operating loss	$(83,441)	$(19,216)	$(421,675)	$(524,332)	$(5,355,623)
     (2) Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of GII for the six months ended June 30, 2006, plus (b) the results of operations of ETT for the six months ended June 30, 2006, plus (c) GTT’s results of operations for the six months ended June 30, 2006.
GTT Second Quarter 2007 Financial Results — Page 3 of 5

ANNEX A: Non-GAAP Financial Information
Non-GAAP Combined Financial Information
Because GTT was a company with no material business or operations prior to the completion of the Acquisitions on October 15, 2006, GTT is presenting its results of operations, combined on an arithmetic basis, with those of GII and ETT for the relevant periods of each company during the three and six months ended June 30, 2006. We refer to such combined financial information as being presented on a “non-GAAP combined” basis. Such non-GAAP combined financial information only constitutes the arithmetic sums described above with respect to the three and six months ended June 30, 2006 and does not give effect to purchase accounting, cost impacts including cost savings through organizational efficiencies and cost increases through public company costs, interest expense or other pro forma adjustments resulting from the Acquisitions of GII and ETT for that period. GTT is presenting and analyzing non-GAAP combined financial information because management believes that presenting such non-GAAP financial information will be useful to investors for comparative purposes. Because of the method by which the non-GAAP combined financial information was compiled, GTT’s analysis compares results of different companies over different periods using different bases of accounting, and the non-GAAP combined financial information may not be indicative of GTT’s future results or of what GTT’s results would have been had the Acquisitions of GII and ETT occurred as of the first day of the periods presented. Therefore, you should not consider the non-GAAP combined financial information in isolation or view it as a substitute for any financial information of GTT, GII or ETT that is prepared in accordance with GAAP. You should read the non-GAAP combined financial information and this analysis in conjunction with the separate financial statements of the companies included in this press release, along with the financial statements and discussion of those financial statements that will be included in GTT’s quarterly report on Form 10-Q for the three and six months ended June 30, 2007.
Adjusted EBITDA
Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP combined basis for the three and six months ended June 30, 2006 and adjusted to exclude certain one-time expenses including costs associated with the completion of the Acquisitions, employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.
GTT Second Quarter 2007 Financial Results — Page 4 of 5

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.
The following is a reconciliation of Adjusted EBITDA to operating loss:

	Non-GAAP Combined			Non-GAAP Combined
	Quarter Ended		Quarter Ended	six months ended		Six months ended
	June 30,		June 30,	June 30,		June 30,
	2006		2007	2006		2007
Operating loss	$(106,006	) (1)	$(2,269,803)	$(524,332	) (1)	$(5,355,623)
Depreciation and amortization	94,026		711,892	183,878		1,330,368
Employee termination and non-recurring items including non-cash compensation	—		1,417,416	—		3,154,950
Other non-cash compensation	—		88,567	—		216,336
Adjusted EBITDA	$(11,980)		$(51,928)	$(340,454)		$(653,969)

(1)	Represents operating loss on a non-GAAP combined basis. See “—Non-GAAP Combined Financial Information.”
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GTT Second Quarter 2007 Financial Results — Page 5 of 5